UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

AMERIQUEST MORTGAGE SECURITIES INC.

(as depositor under the Pooling and Servicing Agreement,

dated as of February 1, 2006, providing for the issuance of

Asset-Backed Pass-Through Certificates, Series 2006-R1)

Ameriquest Mortgage Securities Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131452-01	33-0885129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Town & Country Road, Suite 1100 Orange, California		92868
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 564-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Description of the Certificates and the Mortgage Pool

On February 23, 2006 (the “Closing Date”), a single series of certificates, entitled Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-R1 (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of February 1, 2006 (the “Agreement”), among Ameriquest Mortgage Securities Inc. as depositor (the “Registrant”), Ameriquest Mortgage Company as master servicer (the “Master Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”).

The Certificates designated as the Series 2006-R1 Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of conventional, one- to four-family, first lien and second lien, adjustable-rate and fixed-rate mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). As of the Closing Date, the Trust Fund primarily consisted of the Mortgage Pool, which consisted of Mortgage Loans having an aggregate principal balance as of February 1, 2006 (the “Cut-off Date”) of $1,500,014,870.05.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of the Cut-off Date based on information regarding the Mortgage Pool as of the Closing Date.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

1.	Not applicable

2.	Not applicable

3.	Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No	Description
1	99	Characteristics of the Mortgage Pool as of February 1, 2006, relating to Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-R1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 27, 2006

AMERIQUEST MORTGAGE SECURITIES INC.

By:	/s/ John P. Grazer
Name:	John P. Grazer
Title:	CFO

Index to Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No.	Description	Sequentially Numbered Page
1	99	Characteristics of the Mortgage Pool as of February 1, 2006, relating to Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-R1	P